UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 American Lane

Schaumburg, Illinois 60173

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018, the Board of Directors (the “Board”) of Paylocity Holding Corporation (the “Company”) announced that it had appointed Ms. Virginia G. Breen as a director to fill the current vacancy on the Board, effective as of September 14, 2018.  Ms. Breen will serve as a Class II director with a term expiring at the Company’s 2019 Annual Meeting of Stockholders.  The Board determined that Ms. Breen is independent in accordance with the applicable rules of the NASDAQ Stock Market.  The Company’s Board has not yet determined on which committees, if any, Ms. Breen will serve.

Ms. Breen was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Ms. Breen and the Company that would require disclosure under Item 404(a) of Regulation S-K.  Ms. Breen will receive cash compensation and will be granted restricted stock units for her services on the Board and any applicable committees, in accordance with the Company’s standard director compensation package as described in the Company’s Notice of 2018 Annual Meeting of Stockholders filed with the SEC on October 24, 2017, which description is incorporated into this Item 5.02 by reference.

A copy of the press release announcing Ms. Breen’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Paylocity Holding Corporation on September 17, 2018.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Paylocity Holding Corporation on September 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: September 17, 2018	By:	/s/ Steven R. Beauchamp
Steven R. Beauchamp
Chief Executive Officer